[PricewaterhouseCoopers letterhead]


                       CONSENT OF INDEPENDENT ACCOUNTANTS

To the Trustees of State Street Research Capital Trust

We consent to the incorporation by reference in Post-Effective Amendment No. 16 to the Registration Statement of State Street Research Capital Fund, State Street Research Emerging Growth Fund and State Street Research Aurora Fund (each a series of State Street Research Capital Trust and collectively the "Funds") on Form N1-A (File No. 2-86271) of our reports dated November 6, 1998 on our audits of the financial statements and financial highlights of the Funds, which reports are incorporated by reference in the Post-Effective Amendment to the Registration Statement. We also consent to the references to our Firm under the captions "Financial Highlights" in the Prospectuses and "Independent Accountants" in the Statements of Additional Information for the aforementioned Funds.


/s/ PricewaterhouseCoopers LLP
    --------------------------
PricewaterhouseCoopers LLP
Boston, Massachusetts
December 3, 1998